Exhibit 4.5

L COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY NEW YORK, N.Y. BY WARRANT AGENT AUTHORIZED SIGNATURE specimen CUSIP (SEE REVERSE SIDE FOR LEGEND) THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW) DIRECTOR DIRECTOR / COMPANY SECRETARY / AUTHORIZED SIGNATORY INCORPORATED IN THE REPUBLIC OF SINGAPORE WITH LIMITED LIABILITY UNDER THE COMPANIES ACT OF 1967 OF SINGAPORE (COMPANY REGISTRATION NO.: 201501874G REGISTERED ADDRESS: 61 ROBINSON ROAD, #06-01, ROBINSON ROAD, SINGAPORE 068893 TRANSFER AGENT AND REGISTRAR: COMPUTERSHARE TRUST COMPANY, N.A. 150 ROYALL STREET, CANTON, MA 02021, UNITED STATES This Warrant Certificate certifies that, or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants ” and each, a “Warrant ”) to purchase ordinary shares in the capital of the Company (“Company ordinary shares ”), of VinFast Auto Ltd (Company Registration No. 201501874G), a public company limited by shares incorporated under the laws of Singapore (the “Company ”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to subscribe for and receive from the Company that number of fully paid Company ordinary shares as set forth below, at the exercise price (the “Exercise Price ”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise ” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement. Each whole Warrant is initially exercisable for one fully paid Company ordinary share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to subscribe for and receive a fractional interest in a Company ordinary share, the Company will, upon exercise, round down to the nearest whole number the number of Company ordinary shares to be issued to the Warrant holder. The number of Company ordinary shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The initial Exercise Price per one Company ordinary share for any Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

SUBSCRIPTION FORM To Be Executed by the Registered Holder in Order to Exercise Warrants The undersigned Registered Holder irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the ordinary shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of (PLEASE TYPE OR PRINT NAME AND ADDRESS) (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER) and be delivered to (PLEASE PRINT OR TYPE NAME AND ADDRESS) and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below: Dated: (SIGNATURE) (ADDRESS) (TAX IDENTIFICATION NUMBER) ASSIGNMENT To Be Executed by the Registered Holder in Order to Assign Warrants For Value Received, hereby sell, assign, and transfer unto (PLEASE TYPE OR PRINT NAME AND ADDRESS) (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER) and be delivered to (PLEASE PRINT OR TYPE NAME AND ADDRESS) of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises. Dated: (SIGNATURE) THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON TIIE FACE OF TIIIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NYSE AMEX, NASDAQ, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CmCAGO STOCK EXCHANGE.